UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 19, 2013

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35619 (Commission File Number)	45-0522567 (IRS Employer Identification No.)

750 Lexington Avenue

Sixth Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders of Stemline Therapeutics, Inc. (“Stemline”) was held on June 19, 2013.  The following matters were voted on by the stockholders: the election of one director, the ratification of the appointment of Ernst & Young LLP as Stemline’s independent registered public accounting firm for the year ending December 31, 2013, and an amendment to Stemline’s Restated Certificate of Incorporation to increase the Company’s authorized share capital by 11,250,000 shares of common stock.

The vote with respect to the nominee for director is set forth below:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Kenneth Zuerblis	4,107,696	50,500	1,284,225

The vote with respect to the ratification of the appointment of Ernst & Young LLP as Stemline’s independent registered public accounting firm for the year ending December 31, 2013, is set forth below:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
5,391,921	500	50,000	0

The vote with respect to an amendment to the Restated Certificate of Incorporation to increase the Company’s authorized share capital by 11,250,000 shares of common stock is set forth below:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
4,802,536	586,267	53,618	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.
(Registrant)

Date: June 25, 2013

	By:	/s/ Stephen P. Hall
Stephen P. Hall
Chief Accounting Officer